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                                                                     EXHIBIT (6)



                    THE SANTA BARBARA GROUP OF MUTUAL FUNDS
                         333 S. Grand Ave. Suite 4075
                         Los Angeles, California 90071


                              September 17, 1996


Ascher/Decision Services, Inc.
333 S. Grand Ave., Suite 4075
Los Angeles, California  90071


                          re:  Underwriting Agreement
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Ladies and Gentlemen:

  We are a Maryland Corporation operating as an open-end management investment company (hereinafter referred to as the "Company"). As such, the Company is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and its shares are registered under the Securities Act of 1933, as amended (the "1933 Act"). The series of shares of common stock ("Funds") and the Classes thereof ("Classes") authorized for issuance by the Company and for sale pursuant to this Agreement are listed in Appendix "A" hereto, as such Appendix may be amended from time to time. Each Fund constitutes a distinct and separate investment portfolio. We desire to offer and sell shares of the Funds (the "Shares") to the public in accordance with the applicable federal and state securities laws.

  You have informed us that your company is registered as a broker-dealer under the provisions of the Securities Exchange Act of 1934 and that your company is a member of the National Association of Securities Dealers, Inc. You have indicated your desire to act as the exclusive selling agent and principal distributor for Shares of each Fund. We have been authorized to execute and deliver this Agreement to you on behalf of each Fund by consent of our Directors, given at a meeting at which a majority of our Directors, including a majority of our Directors who are not otherwise interested persons of the Company and who are not

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interested persons of your company, were present and voted in favor of the consent approving this Agreement.

  1.   Appointment of Underwriter.  Upon the execution of this Agreement and in
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consideration of the agreements on your part herein expressed and upon the terms and conditions set forth herein, we hereby appoint you as the exclusive sales agent for the Shares of the Funds and agree that we will deliver such Shares as you may sell. You agree to use your best efforts to promote the sale of Shares of the Funds, but are not obligated to sell any specific number of Shares.

  2.   Independent Contractor.  You will undertake and discharge your
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obligations hereunder as an independent contractor and shall have no authority or power to obligate or bind us by your actions, conduct or contracts except that your are authorized to accept orders for the purchase or repurchase of the Shares as our agent. You may appoint sub-agents or distribute through dealers (pursuant to the Master Selling Group Agreement attached hereto as Exhibit A), your own sales representative s or otherwise as you may determine from time to time, but this Agreement shall not be construed as authorizing any dealer or other person to accept orders for sale or repurchase of Shares of the Funds on our behalf or otherwise act as our agent for any purpose.

  3.   Public Offering Price.  The Shares of each Class of Shares of a Fund
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shall be offered for sale to the public at the public offering price set forth in the then current prospectus for the Class of Shares. The public offering price will not be less than the net asset value of the Shares, and may include a front-end sales commission equal to a percentage of the net asset value of the Shares. Shares may also be sold subject to a contingent deferred sales charge, in such amount and on such terms as set forth in the then current Prospectus for the Class of Shares. On each business day on which the New York Stock Exchange is open for business, we will furnish you with the net asset value of the Shares which shall be determined and become effective as of the close of business on the New York Stock Exchange on that day, as set forth in the then current effective Prospectus of each Fund. The net asset value so determined shall apply to all orders for the purchase of our Shares received by dealers and you prior to such determination, and you are authorized as our agent to accept orders and confirm sales at such net asset value plus your sales commission as applicable, provided that such dealers notify you of the time when they receive that particular order and that the order is placed with you prior to your close of business on the day on which the applicable net asset value is determined. To the extent that the Transfer Agent or Custodian for the Funds receives

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payments on behalf of investors, such Transfer Agent and/or Custodian shall be required to record the time of such receipt with respect to each payment, and the applicable net asset value and public offering price shall be that which is next determined and effective after the time of receipt by them. In all events, you shall forthwith notify all of the dealers comprising your selling group and such Transfer Agent and/or Custodian of the effective net asset value as received from us. Should we at any time calculate the net asset value more frequently than one each business day, you and we will follow procedures with respect to such additional price or prices comparable to those set forth above in this Section.

  4.   Sales Commission and Other Compensation.  You shall be entitled to charge
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a sales commission on the sale of the Shares of each Class in the amount set forth in the then current effective Prospectus for such Class, if any. Such commission (subject to any quantity or other discounts or eliminations of commission as set forth in the then current effective Prospectus for the Class of Share) shall be an amount mutually agreed upon between us and equal to the difference between the net asset value and the public offering price of the Shares, if any. You may allow such sub-agents or dealers such commissions or discounts, including payments exceeding the total sales commission, as your shall deem advisable so long as any such commissions or discounts are set forth in the then current effective Prospectus of such Class to the extent required by all applicable securities laws. You may retain a contingent deferred sales charge, if applicable, from the net asset value of Shares redeemed by the holders thereof, in the amount and on the terms set forth in the then current prospectus for the Class of Shares. You may also receive any amounts authorized for payment to you under a Fund's service and/or distribution plan.

  5.   Payment for Shares.  At or prior to the time of delivery of any of the
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Shares, you will pay or cause to be paid to the Fund's Custodian, for the applicable Fund's account, an amount in cash equal to the net asset value of such Shares. In the event that you pay for Shares sold by you prior to your receipt of payment from purchasers, you are authorized to reimburse yourself for the net asset value of such Shares when received by you.

  6.   Registration of Shares.  No Shares of any Fund shall be registered on the
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books of such Fund until (i) receipt by us of your written request therefor;
(ii) receipt by the Fund's Transfer Agent of a certificate signed by an officer of the Company stating the amount to be received therefor; and (iii) receipt of payment of that amount by the

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Fund's Custodian. We will provide for the recording of all Shares purchased in uncertificated form in "book accounts." Share certificates will be issued only upon specific request in writing to the Transfer Agent, in which case certificates for shares in such names and amounts as are specified in such writing will be delivered by the Transfer Agent as soon as practicable after their registration on our books.

  7.   Purchase for Your Own Account.  You shall not purchase the Shares for
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your own account for purposes of resale to the public, but your may purchase shares for your own investment account upon written assurance that the purchase is for investment purposes only and that the Shares will not be resold except through redemption by us.

  8.   Allocation of Expenses.
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       A.   We will pay the expenses:

            1. of the preparation of our audited and certified financial statements to be included in any amendments ("Amendments") to our registration statement under the 1933 Act, including the Prospectus and Statement of Additional Information of each of the Funds included therein;

            2. of the preparation, including legal fees and the setting of type, and of printing all Amendments or supplements to the registration statement filed with the Securities and Exchange Commission, including the copies of the Funds' Prospectuses and Statement of Additional Information included in the Amendments or supplements thereto, other than those necessitated by your (including your "affiliates") activities or related to your activities where such Amendments or supplements result in expenses which we would not otherwise have incurred;

            3. of the preparation, printing, and distribution of any reports or communications to existing shareholders of each Fund, including Prospectuses and Statements of Additional Information;

            4. of filing and other fees to federal, state or other securities regulatory authorities necessary to register and maintain registration of the Shares;

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                 and,

            5. of the Transfer Agent for the Funds, including all costs and expenses in connection with the issuance, transfer and registration of the Shares, including but not limited to any taxes and other governmental charges in connection therewith.

       B.   You will pay or be responsible for:

            1. the expenses of the preparation, excluding legal fees and the setting of type, and printing of all Amendments and supplements to the Funds' Prospectuses and Statement of Additional Information, if the Amendment or supplement arises from or is necessitated by your (including your "affiliates") activities or related to your activities where those expenses would not otherwise have been incurred by us;

            2. of print additional copies, for use by you as sales literature, of reports or other communications which we have prepared for distribution to our existing shareholders; and,

            3. incurred by you in advertising, promoting and selling the Shares to the public, including the printing of Prospectuses and Statements of Additional Information for such use.

  9.   Furnishing of Information.  We will furnish to your such information with
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respect each Fund and its Shares, in such form and signed by such of our officers as you may reasonably request, and we warrant that the statements therein contained when so signed will be true and correct. We will also furnish you with such information and will take such action as your may reasonable request in order to qualify the Shares for sale to the public under the securities laws of jurisdictions in which you may wish to offer them. We will furnish you at least annually with audited financial statements of our books and accounts certified by independent public accountants, and, from time to time, with such additional information regarding our financial condition as you may reasonably request.

  10.  Conduct of Business.  Other than the Funds' then current
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effective Prospectuses and Statement of Additional Information, you will not issue any sales material or statements except literature or advertising which conforms to the requirements of all applicable securities laws and regulations and which have been filed, where necessary, with the appropriate regulatory authorities. You will furnish us with copies of all such material prior to their use and no such material shall be published if we shall reasonably and promptly object.

       You shall comply with the applicable securities laws and regulations of the jurisdiction where the Shares are offered for sale and conduct your affairs with us and with dealers, brokers or investors in accordance with the Rules of Fair Practice of the National Association of Securities Dealers, Inc.

  11.  Other Activities.  Your services pursuant to this Agreement shall not be
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deemed to be exclusive, and you may render similar services and act as an underwriter, distributor or dealer for other investment companies in the offering of their shares.

  12.  Term of Agreement.  This Agreement shall become effective on the date of
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its execution written below and shall remain in effect for a period of two (2)
years from the date of its execution. This Agreement shall continue thereafter for periods not exceeding one (1) year if approved at least annually (i) by a vote of a majority of the outstanding voting securities of each Fund or by a vote of the Directors of the Company, and (ii) by a vote of a majority of the Directors of the Company who are not interested persons or parties to this Agreement (other than as Directors of the Company), cast in person at a meeting called for the purpose of voting on such approval.

       This Agreement: (i) may at any time be terminated without the payment of any penalty, either by vote of the Directors of the Company or by a vote of a majority of the outstanding voting securities of each Fund with respect to such Fund, on sixty (60) days' written notice to your; (ii) shall immediately terminate with respect to all the Funds in the event of its assignment; and
(iii) may be terminated with respect to any fund by you on sixty (60) days' written notice to us.

  13.  Suspension of Sales.  We reserve the right at all times to suspend or
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limit the public offering of the Shares or any Class thereof upon written notice to you, and to reject any order for the purchase of the Shares or any Class thereof in whole or in part.

  14.  Miscellaneous.  This Agreement shall be subject to the laws of
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the State of California and shall be interpreted and construed to further and promote the operation of the Company as an open-end investment company. As used herein the terms "net asset value," "offering price," "investment company," "open-end investment company," "assignment," "principal underwriter," "interested person," and "majority of the outstanding voting securities," shall have the meanings set forth in the 1933 Act and the 1940 Act and the Rules and Regulations thereunder.

  15.  Liability.  Nothing herein shall be deemed to protect you against any
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liability to us or to our securities holders to which you would otherwise be subject by reason of your willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder.

  16.  Indemnification.  We agree to indemnify and hold you harmless from and
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against any and all losses, claims, damages or liabilities to which you may become subject under the 1933 Act, the 1940 Act or any state securities statute, and to reimburse you for any legal or other expenses reasonably incurred by you in connection with any claim or litigation, whether or not resulting in any liability, insofar as such losses, claims, damages, liabilities, or litigation arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission or alleged untrue statement or omission of a material fact contained in the Registration Statement, which statement or omission was made in reliance upon information furnished to us by you for inclusion in the Registration Statement.

  You agree to indemnify and hold us harmless from and against any and all losses, claims, damage or liabilities to which we may become subject under the 1933 Act, the 1940 Act of any state securities statute, and reimburse use for any legal or other expenses reasonably incurred by us in connection with any claim or litigation, whether or not resulting in any liability, insofar as such losses, claims, damages, liabilities, or litigation arise out of or are based upon (1) any untrue statement or omission or alleged untrue statement or omission of a material fact contained in the Registration Statement, which statement or omission was made in reliance upon information furnished to us by you for inclusion in the Registration Statement; (ii) any failure to deliver a currently effective Prospectus in connection with the sale of Shares; (iii) any unauthorized use of sales materials or any verbal or written misrepresentations or any unlawful sales practices concerning the Shares by you, your agents, representatives or employees; and (iv) claims by your agents, representatives or employees for commissions, service fees,

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or other compensation or remuneration of any type.

  If the foregoing meets with your approval, please acknowledge your acceptance by signing each of the enclosed counterparts hereof and returning two such counterparts to us, whereupon this shall constitute a binding agreement as of the date first above written.

                           Very truly yours,


                           The Santa Barbara Group of Mutual
                           Funds, Inc. on behalf of the Funds
                           set forth in Appendix A (as may be
                           amended)



                           By:_________________________________




Accepted:

Ascher/Decision Services, Inc.



By:________________________________
   Stephen Y. Ascher
   President

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                                 APPENDIX "A"
                                      TO
                 THE SANTA BARBARA GROUP OF MUTUAL FUNDS, INC.
                            UNDERWRITING AGREEMENT
                           DATED: September 17, 1996



This Agreement applies to:

       1.   The Starbuck Tisdale Growth and Income Fund

            *    Class C Shares

            *    Class Y Shares

       2.   The Bender Growth Fund

            *    Class A

            *    Class C

            *    Class Y

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